EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-205332, 333-205330, 333-205329 and 333-205327) of Baxalta Incorporated of our report dated March 3, 2016 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 3, 2016